SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12


(Name of Registrant as Specified in its Charter) Globus Growth Group, Inc.


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     1.  Title of each class of securities to which transaction applies:
     2.  Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act
           Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4.  Proposed maximum aggregate value of transaction:
     5.  Total fee paid:
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     6.  Amount Previously Paid:
     7.  Form, Schedule or Registration Statement No.:
     8.  Filing Party:
     9.  Date Filed:

September 24, 2001


Dear Stockholders:

     You are cordially invited to attend a Special Meeting of the Stockholders of Globus Growth Group, Inc. (the "Company"), which is to be held at 9:00 A.M. at the offices of Bondy & Schloss LLP, 6 East 43rd Street, 25th Floor, New York, New York, on Friday, October 26, 2001.

     At this meeting you will be asked to vote on a proposal regarding the recapitalization of the Company. Shareholders representing 79.11% of the votes entitled to be cast at the meeting have already indicated that they will be voting in favor of the proposal.

     Your vote is important to us. In order to ensure that your shares may be represented at the meeting, and to avoid additional expense of solicitation, we urge that you promptly vote, sign and return the enclosed proxy. If you plan on attending the Special Meeting, you have the option of revoking your proxy and voting your shares in person.

     If you have any questions, please do not hesitate to contact me at: (212) 243-1000


Sincerely,


Stephen E. Globus,
Chairman

                            Globus Growth Group, Inc.
                               44 West 24th Street
                               New York, NY 10010

                    Notice of Special Meeting of Stockholders
                         To Be Held on October 26, 2001



     Notice is hereby given that a Special Meeting of Stockholders of Globus Growth Group, Inc. (the "Company") will be held at the offices of Bondy & Schloss LLP, 6 East 43rd Street, 25th Floor, New York, NY at 9:00 A.M. on Friday, October 26, 2001, for the following purposes:

     1.   To vote on a proposal regarding the recapitalization of the Company;

     2. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting or at any adjournments thereof.

     Each of the above items is described in the Proxy Statement which accompanies this Notice.

     The Board of Directors has fixed the close of business on September 10, 2001 as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.

By Order of the Board of Directors,


Stephen E. Globus
Chairman

New York, New York
September 24, 2001

Item 1.  General Information.

     (A) This proxy statement is being sent out by the Company with respect to a meeting of the Company's security holders scheduled to take place at 9:00 A.M. on Friday, October 26, 2001, at the offices of Bondy & Schloss, LLP at 6 East 43rd Street, New York City. The Company's complete mailing address, including zip code, of our principal executive offices is: 44 West 24th Street, New York, NY 10010.

     (B) This proxy statement is first being sent or given to security holders on September 24, 2001.

     (C) As noted below, 79.11% of the votes entitled to be cast at the meeting have already indicated that they are in favor of taking the actions set forth below, ensuring that there will be no further meetings of shareholders. Hence, no information is set forth herein with respect to deadlines for submission of shareholder proposals for the next meeting of shareholders.


Item 2.  Revocability of Proxy.

     Any shareholder may revoke their proxy by sending a letter to Stephen E. Globus, President, c/o Eric O. Costello, Esq., Bondy & Schloss LLP, 6 East 43rd Street, New York, NY 10017-4656.


Item 3.  Dissenters' Rights of Appraisal.

     Pursuant to the applicable  provisions of the Business  Corporation  Law of
the  State  of  New  York,   there  are  no  appraisal   rights  for  dissenting
stockholders, with respect to a reverse stock split.


Item 4.  Persons Making the Solicitation.

     This solicitation is being made by the Company; no director of the Company has informed the Company in writing that they intend to oppose any action being taken by the Company pursuant to this solicitation.

Item 5.  Interest of Certain Persons in Matters to be Acted Upon.

     The following table sets forth, as of September 1, 2001, the holdings of shares of the Company's common stock by all directors, executive officers, and holders of more than 5% of the Company's common stock.

                                  Amount and Nature of       Approximate Percent
                                 Beneficial Ownership(1)         of Class(2)
                                 -----------------------     -------------------
Stephen E. Globus*                      514,750 (3)                 21.93
Richard D. Globus*                      513,750                     21.89
Ronald P. Globus*                       500,000                     21.30
Ronald J. Frank*                          1,000                      (4)
Stanley Wunderlich*                      none                         --
Joseph Mancuso*                          none                         --
All Directors and Officers
as a Group (6 persons)                1,544,500                     65.80(2)

Jane Globus
201 Crandon Blvd.
Key Biscayne, FL 33149                  312,292(5)                  13.31

* Address is: 44 West 24th Street, New York, NY 10010

(1) Unless otherwise indicated, all shares are directly owned, and the sole investment and voting power is held, by the persons named. Information in table has been supplied by the persons concerned or has been obtained from Company records.

(2) Approximate percent of class has been computed on the basis of the number of shares of Common Stock outstanding as of September 1, 2001 (2,347,257).

(3) Includes 1,000 shares held for benefit of son.

(4) Less than 1%.

(5) 16,500 shares are held of record and beneficially owned, and the remainder are beneficially owned. Mrs. Globus is the mother of the three Globus brothers, who disclaim any beneficial ownership of the shares owned by her.

Item 6.  Voting Securities and Principal Holders Thereof.

     (A) The number of shares of the Company's common stock outstanding as of September 1, 2001 is 2,347,257, each of which is entitled to one vote.

     (B) The record date for determining both those who are eligible to vote, and those who shall receive the securities referred to in this proxy statement, is September 10, 2001.

     (C) No action is being taken with respect to the election of directors.

     (D) Please refer to the table in Item 5, above, for a description of the holdings of the Company's common stock by directors and executive officers.

     There are no applicable change-in-control provisions in effect.

     (E) No change in control of the Company has taken place since the beginning of the last fiscal year.


Item 7.  Directors and Executive Officers.

     No action is being taken with respect to the election of directors in this proxy statement.


Item 8.  Compensation of Directors and Executive Officers.

     No action is being taken with regard to the election of directors, any bonus, profit-sharing or other compensation plan, contract or arrangement in which any director, nominee for election as a director or other executive officers of the registrant will participate, any pension or retirement plan in which any such person will participate, or the granting or extension to any such person of any options, warrants, or rights to purchase any securities, other than warrants or rights issued to security holders as such, on a pro rata basis.


Item 9.  Independent Public Accountants.

     No action is being taken to elect directors or approve the Company's accountants.


Item 10.  Compensation Plans

     No action is being taken with respect to any plan pursuant to which cash or non-cash compensation may be paid or distributed.


Item 11.  Authorization or Issuance of Securities Otherwise Than For Exchange.

     No action is being taken with respect to the authorization or issuance of any security, otherwise than for exchange for outstanding securities of the Company.


Item 12.  Modification or Exchange of Securities.

     We have taken, or will be taking, the following actions with respect to our outstanding stock:

(1) We will be effecting a 1:500,000 reverse split of our shares of common stock, with the par value of our stock changing to $5,000 per share;

(2) We will be adjusting the capital accounts of the Company to correspond with such reverse split;

(3) The Company's Certificate of Incorporation will be amended (in substantially the form attached hereto as Exhibit A), to decrease the number of authorized shares of the Company to 9 shares, par value $5,000 per share, and eliminating the Company's existing class of authorized preferred stock; and

(4) All shareholders of the Company that will hold less than one (1) share of the Company's common stock (after the reverse split referred to in (1) above) will be issued, as provided for in Section 509(c) of the Business Corporation Law of the State of New York (BCL), non-transferrable scrip (in substantially the form attached hereto as Exhibit B), which will carry none of the rights of a shareholder under the BCL, but which shall carry rights, on a pro rata basis, to all liquidating dividends and distributions of the Company. Any liquidating dividends and distributions will be net of expenses and taxes paid by the Company.

     We are taking this action because of the current financial burdens on the Company relating to our status as a public, reporting company under the Securities Exchange Act of 1934, as amended (the Exchange Act).

     When the Company became a public company, it was required to register its common stock with the United States Securities and Exchange Commission (SEC) pursuant to the Exchange Act. When the Company did that, it incurred obligations to file annual and quarterly reports with the SEC (the reports on Form 10-K and 10-Q). These, in turn, require the Company to expend monies for the legal and accounting services necessary to prepare and file these reports on a timely and accurate basis. In addition, there are related expenditures relating to shareholder meetings, and other forms of regulatory compliance (including compliance relating to the listing of our common stock for trading). These expenditures total approximately $100,000 per year. The Company's common stock has not traded in over thirty months.

     At the present time, the Company is not generating sufficient revenues to cover these expenditures. In order to cover these expenditures, the Company would have to raise additional capital, or incur additional loan obligations. As a practical matter, such additional capital or loan obligations would have to be raised from the Company's directors and officers. The Company's directors and officers have indicated that they are not willing to commit additional capital and/or loans to the Company, to enable it to continue as a reporting company under the Exchange Act.

     In order for the Company to cease being a reporting company under the Exchange Act, the Company would have to reduce the number of its shareholders to below a threshold set by the SEC, namely, 300 shareholders. The reverse split described above would reduce the number of shareholders in the Company to 3; at that level, the Company would then be able to make a filing with the SEC that would result in the Company no longer being obligated to make filings with the SEC. The Company anticipates making this filing on or about November 15, 2001. It would also result in the Company's securities no longer being able to be publicly traded on any securities exchange or in the over-the-counter market.

     With the assistance of counsel, management of the Company, during the spring and summer of 2001, began to formulate a plan for taking the Company private (i.e., reducing the number of its shareholders below 300), while allowing for former shareholders to share in the benefits of any liquidating dividends or distributions. The Company had considered a buyout of fractional shares, but the Company had insufficient funds to purchase such fractional shares, and therefore chose the alternative of compensating former shareholders with scrip.

     The first step in the process will be to effect the above-described reverse split and restatement of the Company's accounts, which will occur simultaneously with the filing with the Secretary of State of the State of New York, on or about October 29, 2001, of the amendment to the Company's Certificate of Incorporation reducing the authorized capital stock of the Company.

     Hence, the Company will, pursuant to the laws of the State of New York, issue scrip to the former shareholders of the Company which, as noted above, will be non-transferrable and not freely tradeable, and will carry none of the rights of a shareholder under the BCL, but will maintain rights, on a pro rata basis, to all distributions and liquidating dividends of the Company.

     The Company is currently acting as its own transfer agent. At the time the process of effecting the reverse split, restating the Company accounts, and filing the amendment to the Company's Certificate of Incorporation is completed, the officers of the Company will send a letter of instructions to each shareholder, instructing them how to turn in their stock certificates to the Company in exchange for the scrip to be issued to them.

     By reducing the expenditures of the Company through this means, the management of the Company believes that there will be more funds available for distribution to the holders of scrip, either via liquidating dividends or distributions.

     It is the Company's belief that there will be no significant tax consequences to holders of the Company's common stock as a result of the exchange of common stock for scrip.


Item 13.  Financial and Other Information.

     The financial information required by this Item is being provided to shareholders, by supplying them, along with this proxy statement, with copies of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001, and all subsequent quarterly reports on Form 10-Q.


Item 14.  Mergers, Consolidations, Acquisitions and Similar Matters.

     No action is being taken with respect to a merger, consolidation, acquisition, or similar matter.


Item 15.  Acquisition or Disposition of Property.

     No action is being taken with respect to the acquisition or disposition of any property.


Item 16.  Restatement of Accounts.

     No action is being taken with respect to the restatement of any asset, capital or surplus account of the Company.


Item 17.  Action with Respect to Reports.

     No action is being taken with respect to any report of the Company or of its directors, officers or committees or any minutes of a meeting of its security holders.


Item 18.  Matters Not Required to Be Submitted.

     Not Applicable.


Item 19.  Amendment of Charter, Bylaws or Other Documents.

     Please refer to Item 12, above, for a description of the reduction in authorized shares of the Company, and the related amendment to the Company's certificate of incorporation.


Item 20.  Other Proposed Action.

     Not Applicable.

Item 21.  Voting Procedures

     The vote required for approval of the transactions set forth above in Item 12 is 50.01%, pursuant to Section 803 of the BCL. Holders of approximately 79.11% of the Company's common stock have already indicated that they will be voting in favor of the transactions, ensuring its passage.

     Abstensions and broker non-votes will be counted for the purposes of a quorum, but will not otherwise be treated as a vote for or against the proposal.


Item 22.  Information Required in Investment Company Proxy Statement.

     Not Applicable.


Item 23.  Delivery of Documents to Security Holders Sharing an Address.

     Not Applicable.

Exhibit A


                         Certificate of Amendment of the
                         Certificate of Incorporation of
                            Globus Growth Group, Inc.
                Under Section 805 of the Business Corporation Law
                            of the State of New York


     1. The name of the corporation is Globus Growth Group, Inc. (the "Company"); the Company was originally incorporated under the name of Globuscope, Inc., and effected a change in name by a Certificate of Amendment filed by the Department of State on August 7, 1984.

     2. The Company's Certificate of Incorporation was filed by the Department of State on August 6, 1976.

     3. The Company's Certificate of Incorporation is hereby amended by changing Article FOURTH to read as follows:

     "FOURTH: the total number of shares of all classes of capital stock which the corporation shall have authority to issue is 9, consisting solely of 9 shares of Common Stock with a par value of $5,000 per share. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. No preferred stock is authorized for issuance."

     4. The amendements set forth above shall reduce the number of shares authorized from 4,500,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.10 per share, to 9 shares of common stock, par value $5,000 per share, with no preferred stock authorized. The amendments set forth above shall reduce the number of issued and outstanding shares of common stock from 2,347,257 to 3, with no preferred stock issued and outstanding.

     5. This amendment reduces stated capital from $23,472.57 to $15,000, through a 1:500,000 reverse split of the common stock and the elimination of fractional share interests. The stated capital exceeds the aggregate preferential amount payable upon involuntary liquidation upon all issued shares having preferential rights in assets, plus the par value of all other issued shares with par value.

     This amendment was authorized by a vote at a special meeting of shareholders, in which _____% of the shareholders voted in favor of adopting the amendments set forth above.


     IN WITNESS WHEREOF, we have signed this certificate on the ___ day of __________, 2001, and we affirm the statements contained herein as true under the penalties of perjury.


-----------------------------------
Richard D. Globus, President


-----------------------------------
Stephen E. Globus, Acting Secretary

Exhibit B



Scrip Certificate No.: _________
Registered Owner: _______________________
Interest Represented: _________ of a share


                                SCRIP CERTIFICATE
         EVIDENCING RIGHTS TO LIQUIDATING DISTRIBUTIONS AND DIVIDENDS OF
                            GLOBUS GROWTH GROUP, INC.



     This Scrip Certificate has been issued by Globus Growth Group, Inc., a New York corporation (the "Company") in connection with a 1:500,000 reverse split of its common stock. Each shareholder of the Company that would be entitled to receive less than a full share of the common stock, post-reverse split, of the Company has been issued a Scrip Certificate.

     Ownership of this Scrip Certificate, pursuant to Section 509(c) of the Business Corporation Law of the State of New York, does not entitle the owner to any of the rights, privileges or preferences of shareholders of the Company (including, but not limited to, voting rights), except that in the event of any distribution or liquidating dividend resulting from the sale of the assets of the Company (after giving effect to any expenses, including taxes, that may be incurred by the Company in connection therewith), the owner of this Scrip Certificate shall be entitled to a pro-rata share of the aggregate amount of such distribution or liquidating dividend, based on the amount of any full shares of Company common stock outstanding and outstanding Scrip Certificate interests.

     Ownership of this Scrip Certificate may not be transferred, except that the owner of this Scrip Certificate has the option, at any time, of selling this Scrip Certificate to the Company.

Dated: ___________ ___, 2001
New York, New York

GLOBUS GROWTH GROUP, INC.

By: __________________________
    Stephen E. Globus, Chairman

                                      PROXY
                            GLOBUS GROWTH GROUP, INC.
           Proxy for Special Meeting of Stockholders, October 26, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints STEPHEN E. GLOBUS and RICHARD D. GLOBUS as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on reverse side, all shares of Common Stock of Globus Growth Group, Inc. held of record by the undersigned on the record date, September 10, 2001, at the Special Meeting of Stockholders to be held October 26, 2001, at the offices of Bondy & Schloss LLP, 6 East 43rd Street, 25th Floor, New York, New York, or at any and all adjournments thereof.
This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholder. If no direction is made, no vote will be cast.

This proxy should be returned to the Company, c/o Bondy & Schloss LLP, 6 E. 43rd Street, 25th Floor, Attn: Eric O. Costello, in the enclosed envelope.

     [X] Please mark
     votes as in
     this example.

1.   Recapitalization
     Proposal
     (Directors
     recommend
     a vote FOR
     Article 1).


                      2.   In their discretion, the Proxies are authorized to
                           vote upon such other business as may properly come
[ ] FOR   [ ] AGAINST      before the meeting. If any such other business is
                           presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.

                           Please vote, sign, date, and return the proxy card to the Company.

                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                           Please sign exactly as your name(s) appear. Joint owners each must sign. When signing as attorney, trustee, executor, administrator, or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.


Signature: _____________ Date: ________ Signature: ______________ Date: ________